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                                                                    EXHIBIT 10.4



                               SUBORDINATED NOTE


         $5,000,000.00                                  November 21, 1996

         1. Agreement to Pay. FOR VALUE RECEIVED, SEARCH CAPITAL GROUP, INC., a Delaware corporation, (herein called the "Borrower"), promises to pay to the order of HALL PHOENIX/INWOOD, LTD. (herein called "Phoenix"), in the manner provided herein, the principal sum of FIVE MILLION DOLLARS ($5,000,000.00), together with interest remaining from time to time unpaid at the rate provided for in Section 2 hereof. This Promissory Note (hereinafter the "Note") is given at closing under and in compliance with that certain Compromise and Settlement Agreement dated November 21, 1996, by and between Borrower, Craig Hall, Larry Levey, Hall Financial Group, Inc., Phoenix/Inwood Corp. and Phoenix ("Settlement Agreement"). All terms used in this Note shall have the meanings given to them in the Settlement Agreement if they are defined in the Settlement Agreement and not in this Note.

         2. Interest Rate. Outstanding principal balance hereof prior to maturity shall bear interest from the date hereof until paid at the rate of 14% per annum for the first six months after the date of this Note, at the rate of 15% per annum for the next six months, at the rate of 16% per annum for the next six months, and at the rate of 17% per annum thereafter (herein called the "Interest Rate"), in each case calculated daily on the basis of a 360-day year for each day all or any part of the principal balance hereof shall remain outstanding. All past due principal and/or interest or installment thereof shall bear interest at the highest rate for which the undersigned may legally contract under applicable law or, if no such rate is designated under applicable law, at the rate of 18% per annum calculated on the basis of a 365 day year (herein called the "Default Interest Rate").

         3. Payments. This Note shall be payable in monthly installments of interest only commencing on the 1st day of December, 1996 and continuing thereafter on the 1st day of each month until the Maturity Date (as hereinafter defined). The Maturity Date shall be the earlier of (i) four years after the execution of this Note or (ii) the date of closing by Borrower and/or

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Borrower's Affiliates on the sale or sales of any equity securities for cash or issue subordinated debt whether on a pari passu basis or not with this Note for cash or any combination thereof for cash, any or all of which must aggregate $20,000,000.00 or more ("Maturity Date"). On the Maturity Date, the unpaid principal balance hereof and all accrued but unpaid interest hereon shall
become due and payable.   In the event Borrower and/or Borrower's Affiliates
shall sell equity securities for cash or issue subordinated debt which is on a pari passu basis with this Note for cash or any combination thereof for cash which aggregates less than $20,000,000.00, Borrower shall make a principal payment on this Note at the time of closing on such sale in an amount equal to the percentage that the amount of the sale is to $20,000,000.00 multiplied by the then principal amount amount of this Note (i.e. a $10,000,000.00 sale would require a principal payment equal to 50% of the then principal amount of the
Note). The sale of any equity securities or issuance of any subordinated debt that is junior to this Note in a transaction to acquire (1) assets of another entity or (2) stocks or securities of another entity and which equity securities or subordinated debt is issued to the acquired company, its owners and/or its creditors shall not be an event that accelerates the maturity of all or any part of this Note to a date on or before four (4) years after the execution of said Note. For example, the U.S. Lending transaction, of which holder has knowledge, is a transaction the consummation of which shall not accelerate the maturity of this Note provided any subordinated debt issued is junior to this Note.

         4. Method and Place of Payment. Payments upon this Note shall be made in lawful money of the United States of America which shall be legal tender for public and private debt at the time of payment, and shall be made at 750 N. St. Paul Street, Suite 200, Dallas, Texas 75201-3247 or such other place as the holder of this Note may from time to time in writing appoint.

         5.      Subordination.  The payment of principal and interest on this
Note is subordinated in right of payment to the prior payment of all "Senior Indebtedness" of the Borrower, whether outstanding on this date or thereafter. "Senior Indebtedness" is defined as the principal of, and premium and interest on, indebtedness of the Borrower for money borrowed on a secured basis from persons, firms, or corporations that regularly engage in the business of lending money. In

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the event of any insolvency, bankruptcy, receivership, liquidation, any other marshalling of the assets and liabilities of the Borrower, or any other event of default under the documents governing the Senior Indebtedness, the holders of the Senior Indebtedness will be entitled to receive payment in full of all principal and interest on all Senior Indebtedness before the holder of the Note is entitled to receive any payment on account of principal or interest.

         6. Default and Acceleration. The outstanding principal balance of this Note together with accrued and unpaid interest thereon, shall, at the option of the holder of this Note and without demand, notice or legal process of any kind become at once due and payable at the place last designated by holder as the place for payment hereof, upon the occurrence of an Event of
Default.   An "Event of Default" shall occur under this agreement if:

                 A. Borrower fails timely to pay an amount payable to holder under this Note and fails to pay within five (5) days of holder's giving written notice of such default to Borrower; provided, however, that holder shall not be required to give notice more than three (3) times during the term of this Note and interest shall accrue at the Default Interest Rate until such payment is made; or

                 B. Borrower breaches any other obligation under this agreement or under any of the Settlement Documents, and fails to cure the breach within 30 days of holder's giving a written notice of such default toBorrower.

                 C. Any judgment or judgments aggregating in excess of $1,000,000.00 in excess of applicable insurance coverage which remains unpaid for more than thirty (30) days or for which no bond is posted within the applicable time, or any injunction or attachment is obtained against Borrower which remains unstayed for a period of thirty (30) days or is enforced;

                 D. Borrower is dissolved, or fails to maintain its corporate existence in good standing, or the usual business of Borrower ceases or is suspended;

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                 E.       Borrower becomes insolvent, makes an assignment for
                 the benefit of creditors, makes or sends notice of a bulk transfer or calls a general meeting of its creditors or principal creditors;

                 F. Any petition or application for any relief under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by or against Borrower and Borrower fails to dismiss said petition or application within sixty (60) days of the filing thereof;

                 G. The indictment of Borrower under any criminal statute, or the commencement of criminal proceedings against Borrower, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property having an aggregate value in excess of $100,000 of Borrower;

                 H. Any event of default under any financing, security or other agreement, document or instrument to which Borrower is a party which Borrower does not timely cure;

                 I. Borrower's tangible net worth not including subordinated debt falls below $12,000,000.00 if the U.S. Lending transaction has not been consummated but $15,000,000.00 if the U.S. Lending transaction has been consummated;

                 J. Borrower fails to make a dividend payment on the preferred stock of Borrower.

                 K. Borrower merges with another entity or transfers substantially all of its assets to another entity and (i) Borrower is not the surviving entity, (ii) the management of Borrower is not the management for the surviving entity, or
                 (iii) Borrower's appointees and/or designees do not constitute a majority of the Board of Directors of the surviving entity.

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                 L.       Except as set forth in Section 3 of this Note,
                 Borrower and/or Borrower's Affiliates sells or issues subordinated debt to any person or entity unless such subordinated debt is subordinate to this Note.

         7. Prepayment. This Note may be prepaid in part or in full at any time without penalty upon 5 days notice. Partial prepayments shall be applied first to accrued but unpaid interest and then to principal.

         8. No Usury. It is the intent of Borrower and holder to comply with the laws of the State of Texas with regard to the rate of interest charged hereunder and, accordingly, notwithstanding any provision to the contrary in the Note no such provision including without limitation any provision of this Note providing for payment of interest or other charges shall require the payment or permit the collection of any amount (herein called the "Excess Interest") in excess of the maximum amount of interest permitted by law to be contracted for, charged or collected for the use, detention, or forbearance in the collection, of all or any portion of the indebtedness evidenced by this Note; provided that if Excess Interest is provided for, or is adjudicated as being provided for, in this Note or if Excess Interest is otherwise charged or collected, then in such event:

                 (a) The provisions of this Section shall control and govern;

                 (b)      Borrower shall not be obligated to pay any Excess
         Interest;

                 (c) Any Excess Interest that holder may have received hereunder shall, at the option of holder, be (i) applied as a credit against the then outstanding principal balance due under this Note, or accrued and unpaid interest thereof, not to exceed the maximum amount permitted by law, or both, (ii) refunded to the payor thereof, or
         (iii) any combination of the foregoing;

                 (d) The applicable interest rate or rates shall be automatically subject to reduction to the maximum lawful rate allowed to be contracted for in writing under the applicable usury laws of the State of Texas as of the date of disbursement of the indebtedness evidenced hereby; and this Note and any writing otherwise constituting a

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         charge of Excess Interest shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in such interest rate or rates; and

                 (e) Neither Borrower nor any other person shall have any action or remedy against holder for any damages whatsoever or any defense to enforcement of the Note arising out of the payment or collection of any Excess Interest.

         9. Costs of Enforcement. In the event that this Note is placed in the hands of an attorney-at-law for collection after maturity, or upon default specified in Section 6 hereof, or to enforce any of the rights, requirements or remedies contained herein or in the other loan documents, then and in any such event the Borrower hereby agreeS to pay within ten (10) days after demand all reasonable costs of collecting or attempting to collect this Note, or protecting or enforcing such rights, or evaluating, prosecuting or defending any such proceedings, including, without limitation, reasonable attorneys' fees (whether or not suit is brought), in addition to all principal, interest and other amounts payable hereunder.

         10.     Time.  Time is of the essence in the performance of this Note.

         11.     Notices.   All notices must be in writing.  Notices may be
given by U.S. Certified Mail, postage prepaid, addressed to the intended recipient at the address set forth herein, or to such other notice address as that party designates by notice to the other party, and any notice so given shall be deemed given one business day after its deposit with the U.S. Postal Service. A business day is any day other than a Saturday, Sunday, or legal holiday in Texas. A notice given by other means shall be effective only when actually received by the addressee.

         If to Phoenix:
                 Hall Phoenix/Inwood, Ltd.
                 Attn: Craig Hall
                 750 N. St. Paul
                 Suite 200
                 Dallas, TX  75201-3247

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         If to Borrower:

                 Search Capital Group, Inc. ("Search")
                 Attn: Ellis Regebogen
                 700 N. Pearl
                 Suite 400, L.B. 401
                 Dallas, TX  75201-2809

         12. Waiver. Borrower and any and all others who may become liable for all or part of the obligations of Borrower under this Note (all of the foregoing being collectively "Obligor") agree to be jointly and severally bound hereby and jointly and severally, and to the fullest extent permitted by law, waive any and all demand, presentment for payment, notice of non-payment, protest and notice of protest, notice of dishonor, and all lack of diligence and delays in the enforcement of the payment hereof.

         13. Holder's Actions. The remedies of the holder of this Note as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of the holder, and may be exercised as often as occasion therefor shall arise and in connection therewith:

                 (a) Failure of the holder, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date of this Note shall not constitute a waiver of the right to exercise the same at any time thereafter or in the event of any subsequent default;

                 (b) No act or omission or commission of the holder, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver of or release of the same and any such waiver or release may be effected only through a written document executed by the holder and then only to the extent specifically recited therein;

                 (c) A waiver or release with reference to any event shall not be construed as a waiver of release of any subsequent event, similar or dissimilar, or as a bar to any subsequent exercise of the holder's rights or remedies hereunder; and

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                 (d)      Except as otherwise specifically required herein, no
         notice to Borrower or any other person of the exercise of any right or remedy granted to the holder by this Note shall be required.

         14. Reports and Notices. Borrower shall give prompt notice to holder of any default or claim of default by any party whether oral or in writing under any financing agreement to which Borrower is a party. Borrower shall give holder notice of any sale of securities or sale of subordinated debt within five (5) days of such sale or issuance. Such notice shall include all the information necessary to enable holder to determine whether the sale or issuance is governed by the provisions of Paragraph 3. Borrower shall deliver to holder copies of 10Qs and 10Ks within 10 days of their filing with the Securities and Exchange Commission. On the first day of each month until the maturity of this Note, Borrower shall provide to holder a certificate that Borrower is in compliance with Paragraph 6. I of this Note.

         15. Severability. The unenforceability or invalidity of any provision or provisions hereof shall not render any other provision or provisions hereof unenforceable or invalid.

         16. Captions. The captions to the Sections of this Note are for convenience only and shall not be deemed part of the text of the respective Sections and shall not vary, by implication or otherwise, any of the provisions of this Note.

         17. Date of Performance: If this Note provides that any time period expires or date for performance specified in this Note falls on a nonbusiness day (i.e., a Saturday, Sunday, federal legal holiday or state legal holiday in the State of Texas), such time period or performance deadline will be extended to the next business day. Except as may be otherwise set forth herein, any performance will be timely made if completed no later than 12:00 midnight, (Dallas, Texas, time) on the date the performance is due.

         18. Governing Law. This Note shall be governed by the laws of the State of Texas and venue shall be in Dallas County, Texas.

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         IN WITNESS WHEREOF, the undersigned has executed this Note effective as of the day, month and year set forth above.


                                        SEARCH CAPITAL GROUP, INC.



                                        By:   /s/ ROBERT D. IDZI
                                           -------------------------
                                        Printed Name: Robert D. Idzi
                                        Its: Senior EVP & CFO